UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 20, 2019

Twenty-First Century Fox, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

212-852-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 20, 2019, The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.) (“Disney”) completed its previously announced offers (the “Exchange Offers”) to exchange any and all outstanding notes (the “21CFA Notes”) issued by 21st Century Fox America, Inc. (“21CFA”), a wholly-owned subsidiary of Twenty-First Century Fox, Inc. (“21CF”), for up to $18,128,740,000 aggregate principal amount of new notes issued by Disney and cash and the related consent solicitations (the “Consent Solicitations”) made by Disney on behalf of 21CFA to adopt certain proposed amendments to the indentures governing the 21CFA Notes (the “21CFA Indentures”).  Pursuant to the Exchange Offers and Consent Solicitations, the aggregate principal amounts of the 21CFA Notes set forth below were tendered and subsequently accepted and exchanged for certificated notes registered in the name of Disney. Shortly following the settlement date of March 20, 2019, such certificated 21CFA Notes will be contributed or otherwise transferred to 21CFA and then retired and canceled and will not be reissued.  Following such cancellation, the aggregate principal amounts of the 21CFA Notes set forth below will remain outstanding.

Series of 21CFA Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Outstanding
5.650% Senior Notes due 2020	$370,982,000	$29,018,000
4.500% Senior Notes due 2021	$863,324,000	$136,676,000
3.000% Senior Notes due 2022	$921,824,000	$78,176,000
8.875% Senior Debentures due 2023	$198,404,000	$51,596,000
4.000% Senior Notes due 2023	$284,844,000	$15,156,000
7.750% Senior Debentures due January 2024	$186,329,000	$13,671,000
7.750% Senior Debentures due February 2024	$68,112,000	$21,888,000
9.500% Senior Debentures due 2024	$192,745,000	$7,255,000
3.700% Senior Notes due 2024	$577,316,000	$22,684,000
8.500% Senior Debentures due 2025	$186,242,000	$13,758,000
3.700% Senior Notes due 2025	$592,298,000	$7,702,000
7.700% Senior Debentures due 2025	$238,084,000	$11,916,000
7.430% Senior Debentures due 2026	$229,499,000	$10,501,000

Series of 21CFA Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Outstanding
3.375% Senior Notes due 2026	$436,340,000	$13,660,000
7.125% Senior Debentures due 2028	$194,125,000	$5,875,000
7.300% Senior Debentures due 2028	$195,582,000	$4,418,000
7.280% Senior Debentures due 2028	$195,100,000	$4,900,000
7.625% Senior Debentures due 2028	$187,789,000	$12,211,000
6.550% Senior Notes due 2033	$342,347,000	$7,653,000
8.450% Senior Debentures due 2034	$194,866,000	$5,134,000
6.200% Senior Notes due 2034	$984,222,000	$15,778,000
6.400% Senior Notes due 2035	$1,115,433,000	$34,567,000
8.150% Senior Debentures due 2036	$299,003,000	$997,000
6.150% Senior Notes due 2037	$990,309,000	$9,691,000
6.650% Senior Notes due 2037	$1,234,237,000	$15,763,000
6.750% Senior Debentures due 2038	$234,684,000	$14,056,000
7.850% Senior Notes due 2039	$297,134,000	$2,866,000
6.900% Senior Notes due 2039	$588,117,000	$11,883,000
6.150% Senior Notes due 2041	$1,488,657,000	$11,343,000
5.400% Senior Notes due 2043	$683,836,000	$16,164,000

Series of 21CFA Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Outstanding
4.750% Senior Notes due 2044	$588,724,000	$11,276,000
4.950% Senior Notes due 2045	$399,301,000	$699,000
7.750% Senior Debentures due 2045	$589,505,000	$10,495,000
4.750% Senior Notes due 2046	$399,892,000	$108,000
7.900% Senior Debentures due 2095	$114,658,000	$35,342,000
8.250% Senior Debentures due 2096	$93,881,000	$6,119,000

As previously disclosed, prior to settlement of the Exchange Offers and Consent Solicitations and upon receipt of the requisite consents to adopt the proposed amendments with respect to each series of 21CFA Notes, 21CFA entered into a seventeenth supplemental indenture, dated as of October 22, 2018 (the “Seventeenth Supplemental Indenture”), between 21CFA and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as trustee with respect to the 21CFA Notes issued under the Indenture dated as of January 28, 1993, a thirteenth supplemental indenture, dated as of October 22, 2018 (the “Thirteenth Supplemental Indenture”), between 21CFA and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee with respect to the 21CFA Notes issued under the Amended and Restated Indenture dated as of March 24, 1993, and a first supplemental indenture, dated as of October 22, 2018 (the “First Supplemental Indenture” and, together with the Seventeenth Supplemental Indenture and Thirteenth Supplemental Indenture, the “Supplemental Indentures”), between 21CFA and The Bank of New York Mellon, as trustee with respect to the 21CFA Notes issued under the Indenture dated as of August 25, 2009, as amended and restated on February 16, 2011. The Supplemental Indentures became operative upon the settlement date of the Exchange Offers of March 20, 2019 and amended each of the 21CFA Indentures to (1) eliminate substantially all of the restrictive covenants in such 21CFA Indenture, (2) release the guarantee provided by 21CF pursuant to such 21CFA Indenture and (3) limit the reporting covenant under such 21CFA Indenture so that 21CFA is only required to comply with the reporting requirements under the Trust Indenture Act of 1939, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 20, 2019	By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President